ENERGY CONVERSION DEVICES REPORTS

SECOND QUARTER 2007 OPERATING RESULTS

Rochester Hills, Mich., Feb. 8, 2007 – Energy Conversion Devices, Inc. (ECD Ovonics) (NASDAQ:ENER) today reported its results for the second quarter ended December 31, 2006. The company reported a net loss of $2.9 million (or $0.07 per share) on revenues of $22.9 million in the second quarter of fiscal 2007, as compared to a net loss of $5.7 million (or $0.19 per share) on revenues of $24.3 million in the second quarter of fiscal 2006. The company also reported a net loss of $5.2 million (or $0.13 per share) on revenues of $50.1 million for the six months ended December 31, 2006, as compared to a net loss of $12.2 million (or $0.42 per share) on revenues of $47.5 million for the six months ended December 31, 2005.

"We had a challenging quarter on a number of fronts, but we also marked important successes during the quarter,” said Chairman and CEO Robert C. Stempel. “We successfully launched our new Auburn Hills 2 facility, effectively doubling our PV module manufacturing capacity once it is fully ramped up this fall, and our new Greenville facilities are well underway. In addition, our Cobasys and Ovonyx joint ventures are making significant progress with their respective product commercialization initiatives.”

The following are highlights from ECD Ovonics’ second quarter of 2007:

•

ECD Ovonics’ wholly owned subsidiary United Solar Ovonic had operating income of $1.2 million on revenues of $19.2 million in the second quarter of fiscal 2007, as compared to operating income of $1.8 million on revenues of $21.7 million in the second quarter of fiscal 2006. Its operating income was $2.6 million on revenues of $43.1 million in 2007 for the six months ended December 31, 2006, as compared to operating income of $3.4 million on revenues of $41.0 million in 2006 for the six months ended December 31, 2005. The second quarter of fiscal 2007 results include $750,000 of preproduction costs and a $1 million decrease in the allowance for uncollectible accounts for one of our major customers.

•

As expected, United Solar Ovonic’s gross profit margin was impacted by costs in the second quarter of fiscal 2007 associated with production capacity ramp up at its new Auburn Hills 2 manufacturing facility, decreasing to 16.0% in the second quarter of fiscal 2007 from 21.2% in the second quarter of fiscal 2006 and was unchanged for the six-month period ended December 31, 2006, as compared to the prior year period.

•

United Solar Ovonic currently has 58MW of annual production capacity, which reflects 30MW added in December 2006, as the company placed in service the manufacturing equipment for its new Auburn Hills 2 manufacturing facility. The company is also constructing two 60MW per annum PV cell manufacturing facilities in Greenville, Michigan, which are expected to begin operation in late 2007 and mid-2008. The company’s expansion plan increases United Solar Ovonic’s manufacturing capacity to 118MW, 178MW and over 300MW per annum by the end of calendar years 2007, 2008 and 2010, respectively.

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•

United Solar Ovonic’s largest customer, Solar Integrated Technologies, Inc. (“SIT”), recently announced a 2MW roofing system using United Solar Ovonic’s PV modules to be installed at Tesco USA’s distribution center under construction in Riverside, California. SIT recently completed an equity offering and used a portion of the proceeds to pay its outstanding payables to the company. SIT, which had not purchased any products from United Solar Ovonic during the current fiscal year, has resumed purchasing United Solar Ovonic’s PV modules and will begin receiving shipments in the third quarter.

•

United Solar Ovonic’s solar modules have been installed and activated in a 433KW array by SunEdison, LLC on a Staples Distribution Center in Killingly, Conn. This installation, which represents the largest solar panel installation in New England, will provide a significant portion of the building’s electricity and reduce overall electricity costs. As is becoming an increasingly common structure for commercial customers, Staples will purchase electricity from the array under a long-term power purchase agreement without the up-front capital costs, which are being funded by a third-party source that owns the array.

•

United Solar Ovonic recently announced a joint venture in China to assemble PV modules from solar cells supplied by United Solar Ovonic beginning in late 2007. This joint venture, owned 75% by United Solar Ovonic, is expected to open new sales opportunities for United Solar Ovonic in the China solar markets, as well as provide manufacturing cost advantages for modules shipped globally. It is subject to, among other things, government approvals.

•

United Solar Ovonic added a solar industry veteran to its sales and marketing group. Karl-Heinz Toenges joined the company as its Vice President of Sales and Marketing in Europe. Mr. Toenges is a seasoned industry executive with broad operational experience and extensive industry connections, who will enhance the company’s global sales and marketing activities.

•

Cobasys, the only United States-based supplier of NiMH battery systems for hybrid electric vehicles, continued to successfully compete for new business opportunities, including selection by General Motors to provide Cobasys’ NiMHax® Nickel Metal Hydride (NiMH) battery system for GM’s 2007 Saturn Aura Green Line Hybrid Mid-Size Sedan, which is expected to be available to consumers in the spring of 2007.

•

Cobasys was awarded a contract to develop and test lithium-ion battery system technology for the General Motors plug-in hybrid electric vehicle program, recognizing Cobasys’ proven expertise in providing complete “plug-and-play” energy storage system solutions for today’s hybrid electric vehicles. Cobasys will be working with its partner, A123Systems, to provide complete battery systems featuring A123Systems’ proprietary nanophosphate technology.

•

ECD Ovonics’ Ovonyx, Inc. joint venture secured a new license with Qimonda AG to commercialize Ovonic Unified Memory (OUM) technology. Additionally, a joint research program consisting of Qimonda, IBM and Macronix announced positive research results for a prototype phase-change memory device that they had designed, built and demonstrated.

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•

Ovonyx also added an industry veteran to its management team, announcing that Dr. Stefan Lai joined the company as Vice President of Business Development. Dr. Lai, the co-inventor of the industry-standard ETOX flash memory cell, was previously Vice President of the Flash Memory Group and CTO & Co-Director of California Manufacturing and Technology at Intel Corporation.

•	Mr. Pasquale Pistorio resigned as a director of the Company effective February 6, 2007, due to other professional and personal commitments. The Company has no immediate plans to appoint a replacement.
•	The quarter-over-quarter results were favorably impacted by higher interest income, together with approximately $0.8 million of favorable one-time items in 2006.

Mr. Stempel added, “While we are not in the practice of providing guidance, I want to update an operating goal that we had established regarding sustainable profitability.  We are on track with a number of our businesses, including our United Solar Ovonic business, but we do not at this time expect to achieve sustainable profitability by the end of this fiscal year as previously projected. This is in large part due to the fact that it is taking longer than we originally expected to secure additional funding opportunities for our emerging technologies.  We remain firmly committed to sustainable profitability and will be pursuing funding and restructuring alternatives to achieve our goal in the near term.”

“The markets in which we participate are experiencing robust growth, and we are positioned to capitalize on the opportunities and succeed in these markets. The solar market continues its rapid, global expansion, buoyed in part by incentives, but also by improved economics. Our United Solar Ovonic subsidiary, a global leader for thin-film solar modules, is acting globally through its aggressive expansion manufacturing plans and marketing activities,” Stempel said. “Our Cobasys joint venture is becoming a key Tier 1 supplier in the auto industry at the same time this industry is making a broad commitment to electric vehicles, which was demonstrated at the recent Detroit and Los Angeles Auto Shows. And, our Ovonyx joint venture continues to add important licensees who are successfully demonstrating products based on OUM technology for a growing global market of memory-intensive applications. Our products are addressing important needs in each of these markets and we are confident of our capabilities to pursue these opportunities.”

Additional information about the company and its consolidated financial results can be found in the company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, which was filed with the Securities and Exchange Commission today and will be available on the company's website.

Conference Call Information

ECD Ovonics will hold a conference call today, Thursday, February 8, 2007, at 5:00 p.m. (Eastern Standard Time) to discuss operating results for the three months and six months ended December 31, 2006. To access the conference call, please call (877) 858-2512 or (706) 634-1291. A live webcast of the call will be available online at http://www.ovonic.com/investor or through the company's website at www.ovonic.com. A replay of the call will be available

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approximately one hour after the conclusion of the call through close of business on Tuesday, February 13, 2007, at (800) 642-1687 or (706) 645-9291. Callers should use conference ID 6999558 to access the conference call and the replay.

About ECD Ovonics

ECD Ovonics is the leader in the synthesis of new materials and the development of advanced production technology and innovative products. It has invented, pioneered and developed its proprietary, enabling technologies in the fields of energy and information leading to new products and production processes based on amorphous, disordered and related materials. The company's portfolio of alternative energy solutions includes Ovonic thin-film amorphous solar cells, modules, panels and systems for generating solar electric power; Ovonic NiMH batteries; Ovonic hydride storage materials capable of storing hydrogen in the solid state for use as a feedstock for fuel cells or internal combustion engines or as an enhancement or replacement for any type of hydrocarbon fuel; and Ovonic fuel cell technology. ECD Ovonics' proprietary advanced information technologies include Ovonic phase-change electrical memory, Ovonic phase-change optical memory and the Ovonic Threshold Switch. ECD Ovonics designs and builds manufacturing machinery that incorporates its proprietary production processes, maintains ongoing research and development programs to continually improve its products and develops new applications for its technologies. ECD Ovonics holds the basic patents in its fields. More information on the company is available on www.ovonic.com.

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This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions which ECD Ovonics, as of the date of this release, believes to be reasonable and appropriate. ECD Ovonics cautions, however, that the actual facts and conditions that may exist in the future could vary materially from the assumed facts and conditions upon which such forward-looking statements are based. The risk factors identified in the ECD Ovonics filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, could impact any forward-looking statements contained in this release.

Contacts:

Sanjeev Kumar, Vice President and CFO	Bruce MacDonald
Ghazaleh Koefod, Investor Relations	Liebler!MacDonald
Energy Conversion Devices, Inc.	248.233.8062
248.293.0440

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ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
	(in thousands, except per-share amounts)

Revenues
Product sales	$18,667	$21,681	$41,525	$40,948
Royalties	964	331	1,627	1,514
Revenue from product development agreements	2,758	1,868	5,863	4,180
Revenue from license agreements	238	238	496	496
Other	320	167	618	394
Total revenues	22,947	24,285	50,129	47,532
Expenses
Cost of product sales	16,319	17,689	34,323	33,549
Cost of revenues from product development agreements	2,220	1,932	4,793	3,803
Product development and research	8,496	7,773	16,671	16,278
Patents	664	590	1,359	1,177
Patent defense	238	13	404	32
Preproduction costs	750	—	1,104	—
Operating, general and administrative (net)	2,136	3,351	6,694	6,540
Total expenses	30,823	31,348	65,348	61,379
Net loss from operations	(7,876)	(7,063)	(15,219)	(13,847)
Total other income	4,963	756	10,004	1,332
Net loss from continuing operations	(2,913)	(6,307)	(5,215)	(12,515)
Discontinued operations	—	572	—	314
Net loss	$(2,913)	$(5,735)	$(5,215)	$(12,201)
Basic net loss per share
Continuing operations	$(.07)	$(.21)	$(.13)	$(.43)
Discontinued operations	—	.02	—	.01
	$(.07)	$(.19)	$(.13)	$(.42)
Diluted net loss per share
Continuing operations	$(.07)	$(.21)	$(.13)	$(.43)
Discontinued operations	—	.02	—	.01
	$(.07)	$(.19)	$(.13)	$(.42)
Shares used in calculation of net loss per share
Basic	39,302	29,427	39,186	29,222
Diluted	39,302	29,427	39,186	29,222

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ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands)

	December 31, 2006	June 30, 2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$20,662	$164,962
Short-term investments	330,633	239,505
Accounts receivable (net)	22,742	27,885
Inventories	31,682	21,527
Property, plant and equipment (net)	204,065	138,231
Other	5,932	4,232
TOTAL ASSETS	$615,716	$596,342
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other liabilities	$42,227	$26,339
Long-term liabilities	32,130	32,982
Total Liabilities	74,357	59,321
Stockholders' equity	541,359	537,021
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$615,716	$596,342

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ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES CONDENSED STATEMENTS OF CASH FLOWS (In Thousands)

	Six Months Ended December 31,
	2006	2005
	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(5,215)	$(12,201)
Adjustments to reconcile net loss to net cash porvided by (used in) operating activities:
Depreciation and amortization	4,583	3,857
Bad debt expense	(83)	93
Amortization of premium (discount) on investments	(589)	—
Stock and stock options issued for services rendered	1,084	1,393
Other	(518)	(1,075)
Changes in working capital	9,462	(4,122)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	8,724	(12,055)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment (including construction in progress) (net)	(70,261)	(25,824)
Purchase (proceeds from sale) of investments	(90,590)	9,861
Investment in Ovonyx	(200)	(150)
NET CASH USED IN INVESTING ACTIVITIES	(161,051)	(16,113)
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,006	10,898
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
CASH EQUIVALENTS	21	(70)
NET CASH FLOW	(144,300)	(17,340)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	164,962	84,295
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20,662	$66,955

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ENERGY CONVERSION DEVICES, INC. AND SUBSIDIARIES SEGMENT REVENUE AND OPERATING INCOME/(LOSS) (In Thousands) (Unaudited)

	Three Months Ended December 31,
	2006		2005		2006	2005
	Revenues				Income (Loss) from Operations
United Solar Ovonic	$19,194		$21,651		$1,150	$1,756
Ovonic Battery(1)	2,620		1,584		(97)	(2,044)
Energy Conversion Devices	25,433	(2)	15,592	(2)	(8,391)	(6,605)
Consolidating Entries	(24,300)		(14,542)		(538)	(170)
Consolidated	$22,947		$24,285		$(7,876)	$(7,063)

(1)	Excludes discontinued operations.
(2)	Principally the sales ($24,063,000 and $14,323,000 for the three months ended December 31, 2006 and 2005, respectively) by ECD to United Solar Ovonic of the solar PV module machinery and equipment which is eliminated in consolidation. The ECD revenues, excluding primarily the aforementioned sales to United Solar Ovonic, were $1,138,000 and $1,142,000 for the three months ended December 31, 2006 and 2005, respectively.

	Six Months Ended December 31,
	2006		2005		2006	2005
	Revenues				Income (Loss) from Operations
United Solar Ovonic	$43,054		$41,010		$2,620	$3,437
Ovonic Battery(1)	4,480		4,547		(1,618)	(2,769)
Energy Conversion Devices	45,294	(2)	26,707	(2)	(15,153)	(14,197)
Consolidating Entries	(42,699)		(24,732)		(1,068)	(318)
Consolidated	$50,129		$47,532		$(15,219)	$(13,847)

(1)	Excludes discontinued operations.
(2)	Principally the sales ($42,220,000 and $24,348,000 for the six months ended December 31, 2006 and 2005, respectively) by ECD to United Solar Ovonic of the solar PV module machinery and equipment which is eliminated in consolidation. The ECD revenues, excluding primarily the aforementioned sales to United Solar Ovonic, were $2,612,000 and $2,076,000 for the six months ended December 31, 2006 and 2005, respectively.